                                                                    EXHIBIT 11

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
          (Dollars and Share Data in Thousands, except Per Share Data)
                                   (Unaudited)

                                                      As of and For the Three     As of and For the Nine
                                                    Months Ended September 30,   Months Ended September 30,
                                                    --------------------------   --------------------------
                                                       1998         1997(1)        1998         1997(1)
                                                      -------       -------       -------       -------
Weighted Average Common Shares Outstanding             12,248        12,224        12,270        12,178
Weighted Average Share Equivalents  Outstanding         2,713         2,816         2,680         2,717
                                                      -------       -------       -------       -------
Weighted Average Shares and Share
 Equivalents Outstanding                               14,961        15,040        14,950        14,895
                                                      =======       =======       =======       =======
Net Income                                            $ 6,076       $ 4,468       $15,435       $12,082
                                                      =======       =======       =======       =======
Basic Earnings per Share                              $  0.50       $  0.37       $  1.26       $  0.99
                                                      =======       =======       =======       =======
Diluted Earnings per Share                            $  0.41       $  0.30       $  1.03       $  0.81
                                                      =======       =======       =======       =======

(1) 1997 share information restated to reflect a two-for-one split of the Company's common stock distributed in November 1997.


                                       17